Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-181043 and 333-180898 on Form S-8 of GlyEco, Inc. of our report dated May 2, 2017 relating to the financial statements of WEBA Technology Corp., which appears in this Form 8-K/A of GlyEco, Inc. dated May 2, 2017.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

May 2, 2017